Exhibit 1A-15.01

XCPCNL Business Services Corporation and Subsidiaries Consolidated Balance Sheet June 30, 2021 and 2020 (Unaudited) June 30, June 30, ASSETS 2021 2020 Current Assets Cash $ - $1,363,673 Accounts Receivable Trade 972,757 423,053 Other - 1,952 Total Current Assets 972,757 1,788,678 Other Assets Notes receivable 50,000 50,000 Office equipment and computer software 388,947 388,947 Intellectual property 600,000 600,000 Goodwill and other 273,384 273,384 Total Other Assets 1,312,331 1,312,331 TOTAL ASSETS $2,285,088 $3,101,009 LIABILITIES AND STOCKHOLDERS' EQUITY Current Liabilities Accrued payroll and related liabilities $1,488,672 $1,412,185 Bank overdraft 37,630 - Accounts payable Trade - - Affiliates - 213,721 Other current liabilities 202,119 313,876 SBA loans payable 169,900 - Notes payable, including accrued interest of $-0- and $122,385 147,000 435,734 Total Current Liabilities 2,045,321 2,375,516 Stockholders' Equity Preferred Stock - $0.01 par value 1,000,000 shares authorized Series A - 100,000 shares designated 4,875 shares issued and outstanding, respectively 49 49 Series B - 100,000 shares designated 1,000 shares issued and outstanding, respectively 10 10 Common Stock - $0.0001 par value 250,000,000 shares authorized 83,022,740 and 68,422,740 shares issued and outstanding, respectively 8,302 6,842 Additional Paid-hi Capital 1,405,820 1,261,280 Accumulated Deficit (1,174,414) (542,688) Total Stockholders' Equity 239,767 725,493 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $2 285 088 $3 101 009 The financial information presented herein has been prepared by management without audit by independent certified public accountants. The accompanying notes are an integral part of these financial statements. F-1 XCPCNL Business Services Corporation and Subsidiaries Consolidated Statement of Operations and Comprehensive Income Years ended June 30, 2021 and 2020 (Unaudited) Year ended Year ended June 30, June 30, 2021 2020 Revenues $6,401,950 $9,208,879 Cost of Sales Payroll and related costs 6,202,919 7,505,856 Gross Profit 199,031 1,703,023 Operating Expenses 898,768 1,084,155 Income from Operations (699,737) 618,868 Other Expense Gain on negotiated debt settlement 370,393 - Gain on Sale of Assets - 125,857 Interest Expense (302,382) (418,008) Income Before Income Taxes (631,726) 326,717 Provision for Income Taxes Net Income (631,726) 326,717 Other Comprehensive Income Comprehensive Income $ (631,726) $ 326,717 Income per weighted-average share of common stock outstanding, computed on net income - basic and fully diluted $0.00 $0.00 Weighted-average number of shares of common stock outstanding - basic and fully diluted 81,313,151 66,022,740 The financial information presented herein has been prepared by management without audit by independent certified public accountants. The accompanying notes are an integral part of these financial statements. F-2 XCPCNL Business Services Corporation and Subsidiaries Consolidated Statement of Changes in Stockholders' Equity Years ended June 30, 2021 and 2020 (Unaudited) Preferred Stock Preferred Stock Additional Series A Series B Common Stock paid-in Accumulated Shares Amount Shares Amount Shares Amount capital deficit Total Balances at July 1, 2019 4,875 $49 $ - 64,422,740 $6,442 $1,141,680 $(869,405) $278,766 Common stock issued in connection with Services Agreement - - 4,000,000 400 119,600 120,000 Preferred stock issued in connection with Purchase and Sale Agreement - - 1,000 10 - - 10 Net income for the year - - _ - - 326,717 326,717 Balances at June 30, 2020 4,875 49 1,000 10 68,422,740 6,842 1,261,280 (542,688) 725,493 Common stock issued for services 14,600,000 1,460 144,540 146,000 Net loss for the nine months ended March 31, 2021 (631,726) (631,726) Balances at March 31, 2021 4,875 $49 1,000 $10 83,022,742 $8,302 $1 405 820 $(1,174,414) $ 239,767 The financial information presented herein has been prepared by management without audit by independent certified public accountants. The accompanying notes are an integral part of these financial statements. F-3 XCPCNL Business Services Corporation and Subsidiaries Consolidated Statement of Cash Flows Years ended June 30, 2021 and 2020 (Unaudited) Year ended Year ended June 30, June 30, 2021 2020 Cash Flows from Operating Activities Net income (loss) for the period $(631,726) $ 326,717 Adjustments to reconcile net loss to net cash used in operating activities Depreciation and amortization Common stock issued for services 146,000 120,000 Gain on negotiated debt settlement (370,393) Bad debt expense 1,952 (Increase) Decrease in Accounts receivable - trade and other (549,704) 311,003 Increase (Decrease) in Accrued payroll and related liabilities 76,487 251,996 Accounts payable and other accrued liabilities (111,757) 269,016 Accrued interest payable 114,659 Net cash provided by operating activities (1,324,482) 1,278,732 Cash Flows from Investing Activities Cash paid on note receivable (13,648) Cash received from sale of property and equipment 209,650 Net cash used in investing activities 159,650 Cash Flows from Financing Activities Increase in cash overdraft 37,630 Proceeds from SBA loan 169,900 Net cash paid on advances to affiliates (213,721) Proceeds from sale of preferred stock 10 Cash received from (paid on) notes payable (33,000) (284,956) Net cash provided by financing activities (39,191) (284,946) Increase (Decrease) in Cash (1,363,673) 1,153,436 Cash at beginning of period 1,363,673 210,237 Cash at end of period $1 363 673 Supplemental Disclosure of Interest and Income Taxes Paid Interest paid during the period $302,382 $295,623 Income taxes paid during the period Supplemental Disclosure of Non-Cash Investing and Financing Activities $ - $ The financial information presented herein has been prepared by management without audit by independent certified public accountants. The accompanying notes are an integral part of these financial statements. F-4 XCPCNL Business Services Corporation and Subsidiaries Notes to Consolidated Financial Statements June 30, 2021 and 2020 (Unaudited) Note 1 - Description of Business XCPCNL Business Services Corp. (the "Company" or "XCPL"), formerly Vital Products, Inc., a Delaware corporation formed on May 27, 2005, is a holding company headquartered in Dallas, Texas. On July 12, 2017, Vital Products, Inc. changed its name to XCPCNL Business Services Corp. The Company's subsidiaries are as follows: American Trades Inc, Combined Payroll, Inc, 1st Combined Management, Inc, XCPCNL Personnel, Inc, Combined Hospitality Services Inc, Combined Employee Services of Florida, Inc, XCPCNL Business Services of Illinois, Inc, XCPCNL Maintenance, Inc, XCPCNL Maintenance, LLC, XCPCNL People Services Inc, XCPCNL Talent Services Inc, XCPCNL Solutions Inc, and Villa Riviera Inc. On November 20, 2020, Irving D. Boyes, the Company's former Chairman, President, Chief Executive Officer, Chief Financial Officer, and largest shareholder through the 1721 Belvedere Trust, died from complications of COVID-19. These positions were assumed by Gregory Boyes, Irving Boyes' son and a 60% beneficiary of the 1721 Belvedere Trust on November 23, 2020. In May and June 2021, the Board of Directors, upon the evaluation and advise of Company management, began a process to streamline and restructure the Company's operations, including discontinuing certain business operations related to employee staffing/leasing due to the significant loss of business directly linked to the COVID- 19 pandemic. While these restructuring activities remain ongoing, the full effect of pandemic on the Company's business operations in future periods remains undefined. The effect, if any, of the downsizing and streamlining was anticipated to be complete and reflected in the Company's financial statements for the year ended June 30, 2021. Unfortunately, due to the continuing negative impact of the COVID-19 pandemic, available staffing, and delays in negotiations related to downsizing and/or streamlining of operations, the overall timing and impact of future events is undeterminable at this time and will be reflected in the Company's financial statements when said events occur. Management notes that downsizing and streamlining may or may not include the elimination of certain business lines; the sale or closure of certain operating subsidiaries; and/or a change in control of the publicly traded parent company. It continues to be anticipated that the Company will experience significant shrinkage in its current operational protocol, transactional volume, and/or geographic footprint. The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of June 30. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates inherent in the preparation of the accompanying consolidated financial statements include accounting for depreciation and amortization, valuation of goodwill and other intangibles, business combinations, equity transactions, and contingencies. The consolidated financial statements include 100% of the assets, liabilities, revenues, expenses, and cash flows of the XCPCNL Business Services Corporation and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. (Remainder of this page left blank intentionally) F-5 XCPCNL Business Services Corporation and Subsidiaries Notes to Consolidated Financial Statements - Continued June 30, 2021 and 2020 (Unaudited) Note 2 - Summary of Significant Accounting Policies 1. Cash and cash equivalents The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. 2. Organization costs The Company has adopted the provisions of provisions required by the Start-Up Activities topic of the FASB Accounting Standards Codification whereby all costs incurred with the incorporation and reorganization, post-bankruptcy, of the Company were charged to operations as incurred. 3. Revenue recognition Revenue is recognized by the Company at the point at which a transaction is delivered or services are provided to a consumer at a fixed price, collection is reasonably assured, the Company has no remaining performance obligations and no right of return by the purchaser exists. 4. Income taxes The Company files income tax returns in the United States of America and various states, as appropriate and applicable. The Company is no longer subject to U.S. federal, state and local, as applicable, income tax examinations by regulatory taxing authorities for any period prior to January 1, 2016. The Company uses the asset and liability method of accounting for income taxes. At June 30, 2021 and 2020, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences generally represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals. The Company has adopted the provisions required by the Income Taxes topic of the FASB Accounting Standards Codification. The Codification Topic requires the recognition of potential liabilities as a result of management's acceptance of potentially uncertain positions for income tax treatment on a "more-likely-than-not" probability of an assessment upon examination by a respective taxing authority. As a result of the implementation of Codification's Income Tax Topic, the Company did not incur any liability for unrecognized tax benefits. 5. Income (Loss) per share Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements. Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company's net income (loss) position at the calculation date. F-6 XCPCNL Business Services Corporation and Subsidiaries Notes to Consolidated Financial Statements - Continued June 30, 2021 and 2020 (Unaudited) Note 2 - Summary of Significant Accounting Policies - Continued 5. Income (Loss) per share - continued As of June 30, 2021 and 2020, respectively, the Company does not have any outstanding items which could be deemed to be dilutive. 6. New and Pending Accounting Pronouncements The Company is of the opinion that any and all other pending accounting pronouncements, either in the adoption phase or not yet required to be adopted, will not have a significant impact on the Company's financial position or results of operations. Note 3 - Fair Value of Financial Instruments The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions. Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any. Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to financial risk, if any. Note 4 - Concentrations of Credit Risk The Company maintains its cash balances in financial institutions subject to insurance coverage issued by the Federal Deposit Insurance Corporation (FDIC). Under FDIC rules, the Company is entitled to aggregate coverage of $250,000 per account type per separate legal entity per financial institution. Through the period ended June 30, 2021, the Company did not maintain any deposits in various financial institutions with periodic short-term credit risk exposures in excess of statutory FDIC coverage. The Company did not incur any losses during the periods being reported on, or subsequent thereto, as a result of any unsecured bank balance. Cash overdrafts represent bank account balances on the Company's financial records that are in a negative position as of the financial statement date. This negative position may not be reflective of the Company's actual ledger balances in each respective bank account on the financial records of the respective financial institution(s) holding the Company's deposits. Note 5 - Notes Payable A third-party individual is the holder of several promissory notes issued by the Company, as Vital Products, Inc., prior to the business combination transaction on May 23, 2017. During 2020, this individual filed a lawsuit in the State of California and obtained a judgment against the Company in the amount of $424,029.19, including all accrued interest. On October 20, 2020, the Company and the individual executed a Settlement Agreement whereby the Company will pay the individual the total sum of $180,000 to resolve and cancel the judgment. The Settlement Agreement requires an immediate payment of $15,000 on the Settlement Date; six (6) monthly installments of $2,000 per month commencing on November 29, 2020; and monthly installments of $3,000 per month thereafter until the $180,000 is paid in full. The Company is in compliance with the terms and conditions of the Settlement Agreement. During Fiscal 2021, the Company borrowed approximately $169,900 from SBA licensed financial institutions for PPP loans to support operations. The ultimate repayment or forgiveness of these loans is dependent upon the ultimate actions of the SBA and the United States Congress. F-7 XCPCNL Business Services Corporation and Subsidiaries Notes to Consolidated Financial Statements - Continued June 30, 2021 and 2020 (Unaudited) Note 6 - Preferred Stock The Company is authorized to issue up to a total of 1,000,000 shares of $0.01 par value Preferred Stock. The Company's Board of Directors has designated 100,000 shares as "Series A Preferred Stock" and 100,000 shares as "Series B Preferred Stock". The Company has 4,875 shares of post-forward split shares of Series A Preferred Stock and 1,000 Series B Preferred Stock issued and outstanding at June 30, 2021 and 2020, respectively. On May 23, 2017, concurrent with the reverse merger transaction,100,000 shares of Series A Preferred Stock, representing 100% of the Preferred Stock issued and outstanding at that point in time, were returned to the Company by a former stockholder, were cancelled by the Company and returned to unissued status. In addition, concurrent with and as a component of the reverse merger transaction, the Company then issued 1,625 shares of Series A Preferred Stock to 1721 Belvedere Trust in exchange for 1,625 shares of Series E Preferred Stock issued by XCPCNL, representing an exchange of 100% of the outstanding preferred stock of XCPCNL at the reverse merger transaction date. Each share of Series A Preferred Stock shall be entitled to vote the equivalent of 25,000 shares of the Company's issued and outstanding preferred stock. On October 13, 2018, by written consent in lieu of meeting, a majority of the Company's stockholders approved a recommendation by the Company's Board of Directors to effect a three (3)-for-one (1) share forward stock split of both our preferred and common stock, par value $.0001 per share, respectively, with fractional shares rounded up to the nearest whole share. The forward split became effective on that date. As a result of the forward split, the total number of issued and outstanding shares of the Company's preferred stock increased from 1,625 to 4,875 shares, after giving effect to rounding for any fractional shares. The effect of this action is reflected in the Company's financial statements as of the first day of the first period presented. On October 1, 2019, the Company issued 1,000 shares of Series B Preferred Stock to Crayford Corporation for consideration of purchase of customer names. Note 7 - Common Stock Transactions On May 23, 2017, the Company constituted a tax-free reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended, pursuant to an Agreement And Plan of Reorganization ("Reorganization Agreement") among XCPCNL Business Services Corporation (formerly Vital Services, Inc.), GLMS, Inc., ("GLMS") a Texas corporation and Combined USA Corporation, d/b/a XCPCNL Business Services Corporation ("Combined USA") a Texas corporation with its principal place of business in Dallas, Texas. GLMS was incorporated in the State of Texas on May 10, 2017 as a wholly owned subsidiary of Vital Products, Inc. for the sole purpose of consummating the Reorganization. Pursuant to the Reorganization Agreement, GLMS merged with and into Combined USA with Combined USA being the surviving corporation. Following the Merger and pursuant to the terms of the Reorganization Agreement, the stockholders of Combined USA exchanged 100.0% of the issued and outstanding preferred and common shares of Combined USA with the Company for the issuance of 61,500,000 post-forward split shares of the Company's restricted common stock and 1,625 shares of the Company's Series A Preferred Stock. As a result of this transaction, Combined USA became the Company's wholly-owned subsidiary and now represents all of the Company's commercial operations. The Combined USA Stockholders controlled approximately 99.0% of the then outstanding common stock and 100.0% of the then outstanding preferred stock of the Company, post-transaction. F-8 XCPCNL Business Services Corporation and Subsidiaries Notes to Consolidated Financial Statements - Continued June 30, 2021 and 2020 (Unaudited) Note 7 - Common Stock Transactions - Continued On October 13, 2018, by written consent in lieu of meeting, a majority of the Company's stockholders approved a recommendation by the Company's Board of Directors to effect a three (3)-for-one (1) share forward stock split of our common stock, par value $.0001 per share, with fractional shares rounded up to the nearest whole share. The forward split became effective on that date. As a result of the forward split, the total number of issued and outstanding shares of the Company's common stock increased from 20,697,583 to 62,092,749 shares, after giving effect to rounding for any fractional shares. The effect of this action is reflected in the Company's financial statements as of the first day of the first period presented. During the year ended June 30, 2019, the Company issued 1,850,000 post-forward split shares of common stock, valued at approximately $113,750 (or $0.0625 per share) for services rendered. During the year ended June 30, 2019, the Company issued 480,000 post-forward split shares of common stock, valued at approximately $30,000 (or $0.0625 per share) for the conversion of a $30,000 promissory note payable. During the year ended June 30, 2019, the Company issued 1,850,000 post-forward split shares of common stock, valued at approximately $113,750 (or $0.0625 per share) for services rendered. During the year ended June 30, 2020, the Company issued 2,000,000 shares of common stock to Christopher Mayo, valued at approximately $60,000 (or $0.03 per share) for services. The Company has notified Christopher Mayo that these shares are to be returned to the Company and cancelled due to non-performance of services. During the year ended June 30, 2020, the Company issued 2,000,000 shares of common stock to TTSG Holdings, Inc., valued at approximately $60,000 (or $0.03 per share) for services. The Company has notified TTSG Holdings, Inc. that these shares are to be returned to the Company and cancelled due to non-performance of services. During the quarter ended September 30, 2020, the Company issued a total of 14,100,000 shares of common stock valued at approximately $423,000 (or $0.01 per share) for services rendered. During the quarter ended December 31, 2020, the Company issued a total of 500,000 shares of common stock valued at approximately $5,000 (or $0.01 per share) for services rendered. Stock subscription payable During the quarter ended September 30, 2017, the Company sold 7,500 post-forward split shares (2,500 pre-forward split shares) of common stock for cash totaling $2,500. These shares have not been issued as of the date of this filing as the subscribing purchaser has not completed the necessary "eligibility to purchase" documentation for the Company's files. Note 8 - Contingencies During the 3rd Calendar quarter of 2018, the Company's third party lender discontinued operations and left the Company without an outlet with which to monetize its accounts receivable on a demand basis. Accordingly, the Company, in an emergency situation, entered into various agreements with several Merchant Cash Advance (MCA) lenders to provide liquidity within its accounts receivable portfolio. F-9 XCPCNL Business Services Corporation and Subsidiaries Notes to Consolidated Financial Statements - Continued June 30, 2021 and 2020 (Unaudited) Note 8 - Contingencies - Continued Due to various disputes related to these arrangements, the Company was sued for collection in various Courts in New York and various judgments were granted against the Company and its various operating subsidiaries. Due to the misapplication of Law, in management's opinion, certain bank accounts of the Company and its operating subsidiaries, which are domiciled and maintained in Texas, were frozen. The Company is vigorously defending itself against these actions. On October 27, 2018, the Company countersued various MCA lender(s) in the State of New York alleging misapplication of law, criminal usury in the first degree, and violation of Civil Practice and Rules. The Company is seeking unspecified damages in this action. On December 16, 2018, new legislation was introduced into the U. S. Senate that would ban the use of Confessions of Judgment in commercial transactions. The ultimate passage of this legislation and the potential impact on this situation is unknown. As a result of these actions, the Company acquired new sources of funding to monetize its accounts receivables and granted the new funding source a first lien against all the Company's receivables to minimize any potential interruption in the Company's cash flow going forward. Management is of the opinion that the Company and its various affected operating subsidiaries does not anticipate any material adverse impact on either its operations or financial condition as a result of these actions. Note 9 - Subsequent Events On October 1, 2021 the Company executed a share purchase agreement with Colorado Distribution Group, LLC, a Colorado limited liability company ("CDG"), who desired to acquire all of the issued and outstanding shares of Preferred Stock of the Company (4,875 shares of Series A and 1,000 shares of Series B) plus an additional 31,182,000 shares of Common Stock in exchange for a total cash purchase of $200,000 (the "Purchase"), from 1721 Belvedere Trust ("Shareholder"). As a result of the Purchase, CDG became the controlling shareholder of the Company. CDG is owned 100% by Tim Matthews, the Company's Chief Executive Officer. At the closing of the transaction, all of the assets and liabilities of the Company were spun out into a separate entity and are no longer the responsibility of the Company. Management has evaluated all other activity of the Company through the date of the filing of the Offering Circular to which these financial statements are attached and concluded that no subsequent events have occurred that would require recognition in the accompanying consolidated financial statements or disclosure in the Notes to Consolidated Financial Statements. F-10